EXHIBIT 4.2


                                     BYLAWS

                                       OF

                             CORUS BANKSHARES, INC.

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                                    ARTICLE I
                                  SHAREHOLDERS
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         1. Certificates Representing Shares. A certificate representing shares of the corporation shall contain on its face the statements required by Section 302A.417, Minnesota Statutes, and by any other applicable provision of law, and may be signed by the President or the Treasurer, or by any other officer or agent authorized to do so by the Board of Directors. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of the corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

         2. Fractions of a Share. The corporation may issue fractions of a share originally or upon transfer. Fractions of a share, if issued, shall entitle the holder to exercise voting rights or to receive distributions. Fractions of a share may be represented by a certificate. If the corporation does not issue fractions of a share, it shall comply with the alternative requirements of
Section 302A.423, Minnesota Statutes, as applicable.

         3. Share Transfers. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any resolution or written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an officer of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to an officer of the corporation, shall be so expressed in the entry of transfer.

         4. Certification of Beneficial Owner. A resolution approved by the affirmative vote of a majority of the directors present may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholders, are deemed the shareholders for the purposes specified in the writing.

         5. Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom Chapter 302A, Minnesota Statutes, confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

         6.       Shareholder Meetings

                  -- Time, Place. The annual meeting shall be held not earlier than the first Monday in April and not later than the last Monday in May and at the time and place fixed, from time to time, by the directors, provided that each annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time and place fixed by the directors or the President or by an officer instructed by the directors or the President to call the meeting, except that a special meeting called by or at the demand of a shareholder or shareholders pursuant to subdivision 2 of Section 302A.433, Minnesota Statutes, shall be held in the county in which the corporation's principal executive office, as defined by Section 302A.011, Minnesota Statutes, is located.

                  -- Call. Except as otherwise required by subdivision 2 of
Section 302A.431, Minnesota Statutes, annual meetings may be called by the directors or the President or the Treasurer or by any officer instructed by the directors or the President or the Treasurer to call the meeting. Special meetings may be called for any purpose or purposes at any time, by the President or the Treasurer or, if so authorized by subdivision 2 of Section 302A.433, Minnesota Statutes, two or more directors or any officer instructed by the directors or the President or the Treasurer or a shareholder or shareholders holding ten percent or more of the voting power of all shares entitled to vote.

                  -- Notice or Waiver of Notice. Notice, as defined by Section 302A.011, Minnesota Statutes, of all meetings shall be given by, or at the direction of, the person calling the meeting, except where the meeting is an adjourned meeting and the date, time, and place of the meeting were announced at the time of adjournment of the meeting, and except as otherwise provided by Chapter 302A, Minnesota Statutes. Except as may otherwise be required by any provision of law, the notice shall be given at least ten days, and not more than sixty days, before the date of the meeting. The notice shall contain the date, time, and place of the meeting, and any other information required by Chapter 302A, Minnesota Statutes. The business transacted at a special meeting shall be limited to the purposes stated in the notice of the meeting. A shareholder may waive notice of a meeting of shareholders. A waiver of notice by a shareholder is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

                  -- Determination of Shareholders Entitled to Notice and Vote. The directors may fix a date not more than sixty days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting.

                  -- Proxy Representation. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the shares or in the corporation.

                  -- Quorum. The holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

                  -- Voting. Except where Chapter 302A, Minnesota Statutes, requires a larger proportion or number, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a duly held meeting.

                                   ARTICLE II
                               BOARD OF DIRECTORS
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         1. Functions Generally. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may fix the compensation of directors.

         2. Qualifications and Number. Each director shall be a natural person. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Minnesota. The Board of Directors shall consist of not less than five (5) nor more than thirteen (13) persons. The number of directors may be increased or, subject to the provisions of Section 302A.223, Minnesota Statutes, decreased at any time by amendment to these Bylaws or by the directors or the shareholders.

         3. Election and Term. Directors who are elected at an annual meeting of shareholders shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified, and directors who are elected in the interim to fill vacancies and newly created directorships shall hold office until qualified successors are elected at the next annual or special meeting of the shareholders. Vacancies on the Board of Directors resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Vacancies on the Board of Directors resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

         4.       Meetings

                  -- Time. Meetings shall be held at such time as the Board or any committee thereof, as the case may be, shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                  -- Place. Meetings shall be held at such place within or without the State of Minnesota as shall be fixed by the Board.

                  -- Call, Notice, Waiver of Notice. Meetings may be called by a director by giving ten days' notice, as defined by Section 302A.011, Minnesota Statutes, to all directors, or a shorter time period of notice as may be sufficient for the convenient assembly of the directors thereat. The notice need not state the purpose of the meeting. If the day or date, time, and place of a meeting have been announced at a previous meeting of the Board, no notice is required. A director may waive notice of a meeting of the Board or of any committee thereof. A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

                  -- Quorum. A majority of the directors currently holding office is a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

                  -- Action. Except where Chapter 302A, Minnesota Statutes, requires a larger proportion or number, the Board shall take action by the affirmative vote of a majority of directors present at a duly held meeting.

                  -- Chairman of the Meeting. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if present and acting, otherwise by any other director chosen by the Board.

         5. Removal of Directors. One or more directors may be removed in accordance with the provisions of Section 302A.223, Minnesota Statutes.

         6. Committees. A resolution approved by the affirmative vote of a majority of the Board may establish one or more committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Committees are subject at all times to the direction and control of the Board, except as provided by Section 302A.243, Minnesota Statutes. Committee members shall be natural persons. A committee shall consist of one or more persons, who need not be directors, and who shall be appointed by affirmative vote of a majority of the directors present.

         7. Written Action. An action which requires shareholder approval and which is required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors. An action which does not require shareholder approval and which is required or permitted to be taken at a Board meeting may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

         8. Telephone Meetings and Participation. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

         9. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

                                  ARTICLE III
                                    OFFICERS
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         The officers of the corporation shall consist of a Chairman of the Board, a President, one or more Executive Vice-Presidents, one or more Senior Vice-Presidents, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors appointing them shall designate. Except as the Articles of Incorporation, these Bylaws or a resolution adopted by the Board of Directors may otherwise provide, the President and the Treasurer shall have the duties imposed on them by Section 302A.305, Minnesota Statutes. Any other officer shall have the powers, rights, duties, and responsibilities determined by the Board of Directors. Any number of offices or functions of those offices may be held or exercised by the same person.

         Except as may otherwise be required by Chapter 302A, Minnesota Statutes, or by a resolution approved by the affirmative vote of a majority of the directors, or by a resolution approved by the holder of a majority of the voting power of the shares present at a duly convened shareholders' meeting, any officer of the corporation is authorized to sign any document required by Chapter 302A, Minnesota Statutes, to be filed with the Secretary of State of Minnesota.

         Unless otherwise provided in the resolution appointing him, each officer shall be appointed for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor shall have been chosen and qualified.

         An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly convened meeting of the Board of Directors.

         A vacancy in an office because of death, resignation, removal, disqualification, or other cause may, or in the case of a vacancy in the office of President or Treasurer shall, be filled for the unexpired portion of the term by the Board of Directors, or in the manner determined by the Board, or pursuant to the provisions of Section 302A.321, Minnesota Statutes.

                                   ARTICLE IV
                                 INDEMNIFICATION
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         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, or officer of the corporation or is or was serving as a director of a subsidiary corporation against expenses (including attorneys' fees actually and reasonably incurred), judgments, fines, and amounts paid in settlement by such person in connection with such action, suit or proceeding if said party has met the elements specified for eligibility for indemnification as set forth in subdivision
Section 302A.521 of the Minnesota Business Corporation Act. The termination of any action, suit or proceeding by judgment or settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet each of the eligibility requirements as set forth in Subdivision 2 of Section 302A.521 of the Minnesota Business Corporation Act.

         In addition, this corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the corporation to obtain a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving as a director of a subsidiary corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she has met each of the requirements set forth in Subdivision 2 of Section 302A.521 of the Minnesota Business Corporation Act.

         Furthermore, this corporation shall also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was an officer of a subsidiary corporation against expenses (including attorneys' fees actually and reasonably incurred), judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding if said party has met the elements specified for eligibility for indemnification as set forth in Subdivision 2 of Section 302A.521 of the Minnesota Business Corporation Act, and provided further that said person was not negligent in the performance of his or her duties while acting as an officer of a subsidiary corporation.

         This corporation shall further indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was serving in an official capacity as a trustee or as a fiduciary of any employee pension or benefit plan for the corporation or any subsidiary against expenses (including attorneys' fees actually and reasonably incurred), judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding if said party has met the elements specified for eligibility for indemnification as set forth in Subdivision 2 of Section 302A.521 of the Minnesota Business Corporation Act.

         In order to be eligible for indemnification, any officer or director made a party to any threatened or pending action, suit or proceeding shall notify the corporation in writing within thirty (30) days that said party intends to seek indemnification and thereafter the corporation shall have the right to arrange for the defense of said party and the payment of costs associated therewith, and if the corporation does undertake defense of any officer, director or other party eligible for indemnification, then the corporation shall have the right, with the consent of the party to be indemnified, to settle said action, claim or suit, provided, however, that if said party refuses to accept the settlement offer, then the corporation shall not be obligated for any further indemnification or payment of any additional claim, costs or judgments in excess of the settlement offer amount. No indemnification shall be available to any officer or director who shall fail to give the notice required by this paragraph if the corporation was unaware of the action to which the notice would have related and was prejudiced by failure to give the notice.

         No indemnification shall be made with respect of any claim, issue or matter as to which such person seeking indemnification shall have been adjudged to be liable for misconduct in the performance of his or her duty to the corporation or any subsidiary or employee pension or benefit plan provided, however, that except as to an officer of a subsidiary corporation the termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person seeking indemnification did not meet each of the eligibility requirements as set forth in subdivision 2 of Section 302A.521 of the Minnesota Business Corporation Act.

         To the extent that a director, or officer, of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to herein, or in defense of any claim, issue or matter therein, then provided such person has met the eligibility requirements set forth herein in Subdivision 2 of Section 302A.521 of the Minnesota Business Corporation Act, and has complied with the other terms and conditions hereof, then such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

         Any indemnification made pursuant to these Bylaws shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer or trustee or fiduciary is proper in the circumstances because he or she is eligible for said indemnification pursuant to these Bylaws and to Subdivision 2 of Section 302A.521 of the Minnesota Business Corporation Act. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, then by a majority of a committee of the Board consisting solely of two or more Directors not at the time parties to the action, suit or proceeding, duly designated to act in the manner by a majority of the full Board including Directors who are parties or (c) if a determination cannot be made pursuant to (a) or (b) as aforesaid, then by special legal counsel selected either by a majority of the Board of Directors or a committee selected pursuant to (b) or if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, then by a majority of the full Board including Directors who are parties to such action, suit or proceeding or (d) if a determination cannot be made under (a), (b) or (c) then by the shareholders excluding the votes of shares held by parties to such action, suit or proceeding, provided however, that if an adverse determination regarding indemnification is made pursuant to (a), (b), (c) or (d) or if no determination is made under (a), (b), (c) or (d) within sixty (60) days after the termination of an action, suit or proceeding for which indemnification is sought, then said determination regarding eligibility may be made by a court of competent jurisdiction.

         Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, or officer or trustee or fiduciary, to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized by these Bylaws.

         The corporation shall also have the power from time to time to purchase and maintain insurance on behalf of any person in that person's Official Capacity, against any liability asserted against and incurred by the person in or arising from that capacity whether or not the corporation would have been required to indemnify the person against the liability under the provisions of these Bylaws.

         The corporation shall also have the power from time to time to enter into Indemnification Agreements with each director or officer of the corporation and with each director of a subsidiary corporation and with each trustee or individual acting in a fiduciary capacity for any employee benefit or pension plan sponsored by the corporation or a subsidiary and with each director or officer of the corporation or trustee or individual acting as a fiduciary as aforesaid as same are added as directors or officers or trustees or fiduciary as aforesaid to the corporation or of a subsidiary corporation, or with respect to an employee benefit or pension plan sponsored by the corporation or a subsidiary, provided however, that the failure to execute Indemnification Agreements between any such director, or trustee, fiduciary and/or officer as aforesaid and the corporation shall not abrogate the indemnification authorized by these Bylaws.

         The corporation shall have no obligation to indemnify any employee (other than officers or directors of the corporation or of a subsidiary as defined in these Bylaws) or agent who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was an agent or employee of the corporation or of a subsidiary corporation against expenses (including attorneys' fees actually and reasonably incurred), judgments, fines, and amounts paid in settlement by such person in connection with such action, suit or proceeding. Any indemnification of such employees or agents shall be made only to the extent and on such terms and conditions as the Board of Directors of this corporation may determine by separate resolution.

         For purposes of this Section IV the term "subsidiary corporation" shall mean a corporation of which 80% of the issued and outstanding shares thereof are owned by this corporation and the term "official capacity" shall have the same meaning as set forth in the Minnesota Business Corporation Act.

                                    ARTICLE V
                           REGISTERED OFFICE AND AGENT
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         The address of the initial registered office of the corporation in the State of Minnesota and the name of the initial registered agent of the corporation at that address are set forth in the original Articles of Incorporation.

                                   ARTICLE VI
                                BOOKS AND RECORDS
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         The corporation shall keep at its principal executive office, or at another place or places within the United States determined by the Board, a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder.

         The corporation shall also keep, at its principal executive office, or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued.

         The corporation shall keep at its principal executive office, or, if its principal executive office is outside of the State of Minnesota, shall make available at its registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a person described in subdivision 4 of Section 302A.461, Minnesota Statutes, originals or copies of:

         (a) Records of all proceedings of shareholders for the last three years;

         (b) Records of all proceedings of the Board for the last three years;

         (c) Its Articles of Incorporation and all amendments currently in effect;

         (d)      Its Bylaws and all amendments currently in effect;

         (e) Financial statements required by Section 302A.463, Minnesota Statutes, and the financial statement for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

         (f) Reports made to shareholders generally within the last three years;

         (g) A statement of the names and usual business addresses of its directors and principal officers;

         (h) Voting trust agreements described in Section 302A.453, Minnesota Statutes; and

         (i) Shareholder control agreements described in Section 302A.455, Minnesota Statutes.

                                   ARTICLE VII
                                 CORPORATE SEAL
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         The corporation may have a corporate seal which shall have inscribed thereon the word "seal" and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                  ARTICLE VIII
                                   FISCAL YEAR
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         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE IX
                               CONTROL OVER BYLAWS
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         The power to amend or repeal these Bylaws and to adopt new Bylaws shall be vested in the Board of Directors, subject to the requirements of Section 302A.181, Minnesota Statutes.

         I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of CORUS BANKSHARES, INC., a Minnesota corporation, as in effect on the date hereof.

Dated:   May 20, 1998



                                             /s/ Robert J. Glickman
                                             ----------------------------------
                                             Robert J. Glickman
                                             President of
                                             CORUS BANKSHARES, INC.